                                                                     EXHIBIT 1.1

================================================================================

                               VAIL BANKS, INC.

                               1,600,000 SHARES*

                                 COMMON STOCK

                                ---------------

                            UNDERWRITING AGREEMENT

                                ---------------



                                          , 1998
                                ----------


================================================================================
*Plus an option to purchase from the Company up to 240,000 additional shares to cover over allotments.

                               VAIL BANKS, INC.

                        1,600,000 SHARES COMMON STOCK*

                            UNDERWRITING AGREEMENT


                                                            __________, 1998


A. G. EDWARDS & SONS, INC.
HOEFER & ARNETT INCORPORATED
 as Representatives of the
 Several Underwriters
c/o A. G. Edwards & Sons, Inc.
One Boston Place
Boston, Massachusetts 02108

Ladies and Gentlemen:

     SECTION 1. Introductory. Vail Banks, Inc., a Colorado corporation (the "Company"), proposes to issue and sell 1,440,000 shares (the "Primary Shares") of its authorized but unissued Common Stock, par value $1.00 per share ("Common Stock"), and VBI Employee Limited Partnership and James M. Griffin (the "Selling Shareholders") propose to sell 120,000 and 40,000 shares, respectively, of Common Stock ("Secondary Shares"), to A. G. Edwards & Sons, Inc. and Hoefer & Arnett Incorporated and to each of the other underwriters (the "Underwriters") for whom A. G. Edwards & Sons, Inc. and Hoefer & Arnett Incorporated are acting as representatives (in such capacity, the "Representatives"). In addition, the Company proposes to grant to the Underwriters an option to purchase up to 240,000 additional shares of Common Stock ("Additional Shares") as provided in
Section 5 hereof. The Primary Shares and Secondary Shares are referred to herein as the "Firm Shares," and the Firm Shares, and to the extent such option is exercised, the Additional Shares, are hereinafter collectively referred to as the "Shares."

     You have advised the Company and the Selling Shareholders that you propose to make a public offering of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement hereinafter defined has been executed and delivered.
_______________
* Plus an option to acquire up to 240,000 additional shares to cover over allotments.

     Prior to the purchase and public offering of the Shares by the Underwriters, the Company, the Selling Shareholders and the Representatives shall enter into an agreement substantially in the form of Exhibit A hereto ("Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Shareholders and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Company and the Selling Shareholders hereby confirm their agreements with respect to the purchase of the Shares by the Underwriters as follows:

     SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

          (a) A registration statement on Form S-B2 (File No. 33-60347) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission ("Commission") by the Company and in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 Act"; all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof. In the event that the Company determines to rely upon Rule 430A, the Company will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. There have been or will promptly be delivered to you two signed copies of such registration statement and amendments, including the exhibits filed therewith, and such number of conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus as the Representatives may reasonably request.

          The registration statement and prospectus, as amended, on file with the Commission at the time the registration statement became or becomes effective, including the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A(b), are hereinafter called the "Registration Statement" and the "Prospectus", respectively, except that if the prospectus filed by the Company pursuant to Rule 424(b) differs from the prospectus on file at the time the Registration Statement became or becomes effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with the Commission or transmitted to the Commission for filing. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "Exchange Act."

          (b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. When the Registration Statement became or becomes effective, and at the First Closing Date and the Second Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), and the Prospectus and any amendments or supplements thereto, in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Representatives specifically for use in the preparation thereof.

          (c) The Company and each of its subsidiaries (which includes the assets, liabilities, business and operations, without limitation, previously acquired in connection with the Company's acquisitions of Independent Bankshares, Inc. and its subsidiaries ("Independent") and Cedaredge Financial Services, Inc. and its subsidiaries ("Cedaredge")), and Telluride Bancorp, Ltd., a Colorado corporation ("Telluride"), and each of its subsidiaries, including, without limitation, Bank of Telluride and Western

Colorado Bank (the "Telluride Subsidiaries"), have been duly incorporated and are validly existing as corporations or banks in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority to own or lease their properties and conduct their businesses as described in the Prospectus; the Company's only subsidiaries are those listed on Exhibit 21 of the Registration Statement; the Company and each of its subsidiaries, and Telluride and each of its subsidiaries, are duly qualified to do business as foreign corporations under the corporation law of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the condition (financial or otherwise), earnings, affairs, business or prospects of the Company and its subsidiaries, or Telluride and its subsidiaries, as the case may be, taken as a whole ("Material Adverse Effect"); and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. WestStar Bank, a subsidiary of the Company ("WestStar Bank") and the Telluride Subsidiaries are referred to herein as the "Banks."

          (d) The Company has an authorized and outstanding capitalization as of September 30, 1998 as set forth in the Prospectus under "Capitalization--Actual" (as adjusted for the ten for 1 stock split effective ___________, 1998) and the Shares conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued and are fully paid and non-assessable and free of preemptive or other similar rights and there are no options, agreements, contracts or other rights in existence to acquire from the Company any shares of Common Stock, except as set forth in the Prospectus. Except as set forth in the Prospectus, there are no holders of the securities of the Company having rights to the registration thereof. The Company and Telluride have no banking subsidiaries other than WestStar Bank and the Telluride Subsidiaries, respectively. All of the capital stock of each subsidiary of the Company, other than WestStar Bank, has been duly authorized, validly issued and is fully paid and non-assessable. Telluride has no subsidiaries, other than the Telluride Subsidiaries. All of the outstanding capital stock of each of the Banks has been duly authorized, validly issued and is fully paid and nonassessable. Each of the Company and Telluride, directly or indirectly, owns of record and beneficially, free and clear of any liens, claims, encumbrances or rights of others, all of the issued and outstanding shares of each of its respective subsidiaries, except as referred to in the Prospectus. There are no options, agreements, contracts or other rights in existence to purchase or acquire from the

Company or its subsidiaries, or Telluride or its subsidiaries, any issued and outstanding shares of the capital stock of such subsidiaries.

          (e) The Primary Shares to be sold by the Company pursuant to this Agreement and the Pricing Agreement have been duly authorized and, when issued and paid for in accordance with this Agreement and the Pricing Agreement, will be validly issued, fully paid and non-assessable; the Secondary Shares to be sold by the Selling Shareholder are duly authorized, validly issued, fully paid and non-assessable; the Shares are not subject to the preemptive rights of any shareholder of the Company; the holders of the Shares will not be subject to personal liability by reason of being such holders; and all corporate actions required to be taken for the authorization, issue and sale of the Shares have been validly and sufficiently taken.

          (f) The execution, delivery and performance by the Company of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not violate any provision of the Company's articles of incorporation (as amended) or bylaws (as amended) and do not and will not constitute or result in the breach of, or be in violation of, any of the terms or provisions of or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries under any material agreement, franchise, license, indenture, lease, mortgage, deed of trust, or other instrument to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or any law, order, judgment, decree, rule or regulation applicable to the Company or any subsidiary of any government, governmental instrumentality, court or regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties, or any order of any court or governmental agency or other regulatory authority entered in any proceeding to which the Company or any subsidiary was or is now a party or by which it is bound. No consent, approval, authorization or other order of or filing with, any court, regulatory body, administrative agency or other governmental body is legally required for the execution and delivery of this Agreement or the Pricing Agreement by the Company or the consummation by the Company of the transactions contemplated herein or therein, except as may be required under or by the 1933 Act, the Nasdaq/National Market or the blue sky laws of the various jurisdictions. This Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms except insofar as (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws now or hereafter in effect relating to creditors' rights generally; (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding thereafter may be brought; and (iii) such enforcement may be subject to any limitations under applicable law which relate to the indemnification and contribution provisions of this Agreement.

          (g) Each of (i) Fortner, Bayens, Levkulich & Co., PC, (ii) Dalby, Wendland & Co. PC and (iii) GRA Thompson, White & Co., P.C., who have expressed their opinion with respect to certain of the financial statements included in the Registration Statement, are independent accountants within the meaning of the 1933 Act.

          (h) The consolidated financial statements, together with the notes thereto, of the Company, Telluride, Independent and Cedaredge included in the Registration Statement comply in all material respects with the 1933 Act and present fairly the consolidated financial position of the Company, Telluride, Independent and Cedaredge, respectively, as of the respective dates of such financial statements (including, without limitation, the allowance for possible loan losses), and the consolidated results of operations and cash flows of the Company, Telluride, Independent and Cedaredge for the respective periods covered thereby, are in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements are required to be included in the Registration Statement. The consolidated financial, statistical and numerical information with respect to the Company and its subsidiaries, and the financial and statistical information with respect to WestStar Bank, set forth in the Prospectus are fairly presented, were derived from the consolidated financial statements or the books and records of the Company and its subsidiaries and are prepared on a basis consistent with the audited financial statements of the Company.

          (i) The pro forma financial information of the Company and its subsidiaries included in the Registration Statement presents fairly the information shown therein; has been compiled on a basis consistent with that of the audited consolidated financial statements of the Company and its subsidiaries, and of Telluride and its subsidiaries, Independent and Cedaredge included in the Registration Statement; has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements; and the assumptions used in the preparation thereof are reasonable.

          (j) Neither the Company nor any subsidiary thereof, nor either Telluride or any subsidiary thereof, is in violation of its articles of incorporation, articles of association, or bylaws, in each case as amended, or in default under any consent decree, formal agreement, memorandum of understanding or similar agreement, or in default with respect to any provision of any lease, loan agreement, franchise, license, permit or other contractual obligation to which it is a party or by which it or any of its properties may be bound; there does not exist any state of facts which constitutes an event of default by the Company as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, except for any such violation or default of the articles of incorporation, articles of association, bylaws, consent decrees, formal agreements, memoranda of understanding or similar agreements, or any lease, loan agreement, franchise, license, permit or other contractual obligations referred to in this subparagraph (j) which, either individually or in the aggregate, would not have a Material Adverse Effect.

          (k) Except as disclosed in the Prospectus, (A) there is no action, suit or proceeding before or by any court or governmental or regulatory agency or body, domestic or foreign, or any arbitrator or arbitration panel, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, or Telluride or any of its subsidiaries, including without limitation proceedings relating to discrimination or environmental matters, which could result in a Material Adverse Effect, and (B) there is no decree, judgment, order, formal agreement or memorandum of understanding of any kind in existence applicable to the Company or any of its subsidiaries, or Telluride or any of its subsidiaries, or any of their respective officers, employees or directors, requiring or restraining the taking of any actions of any kind in connection with the business of the Company and its subsidiaries or Telluride or its subsidiaries, respectively.

          (l) Each of the Company and Telluride is a bank holding company duly registered with the Board of Governors of the Federal Reserve System ("Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended. Each Bank is a Colorado State bank duly chartered and organized by authority of the Colorado Division of Banking ("CDB"). The deposit accounts of each Bank are insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by such Bank. Since January 1, 1993, the Company and each Bank has filed all material reports and amendments thereto that they were required to file with the Federal Reserve Board, the CDB and any other federal or state regulatory authorities. Except as set forth in the

Prospectus, there is no unresolved material violation, criticism or exception by any governmental or regulatory agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries. The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, and all formal agreements, memoranda of understanding and similar agreements with regulatory authorities, except where the failure to be in compliance would not have a Material Adverse Effect. Each of the Company and its subsidiaries, and each of Telluride and its subsidiaries, own or possess or have obtained all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their properties and to carry on their businesses as presently conducted except where the failure to have any such governmental licenses, permits, consents, orders, approvals and other authorizations would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries, nor Telluride or any of its subsidiaries, has received any written notice of proceedings related to revocation or modification of any such licenses, permits, consents, orders, approvals or authorizations which singly or in the aggregate, if the subject of an unfavorable ruling or finding, would result in a Material Adverse Effect. Except as disclosed in the Prospectus, none of the Company, Telluride or the Banks is currently a party or subject to any agreement or memorandum with, or directive or order issued by, the Federal Reserve Board, the CDB or any other federal or state regulatory authorities, which imposes any material restrictions or requirements not generally applicable to bank holding companies or commercial banks.

          (m) Each of the Company and its subsidiaries, and each of Telluride and its subsidiaries, Independent and Cedaredge, have good and marketable title to all of the properties and assets reflected as owned by them in the financial statements hereinabove described (or described elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge, encumbrance or title defect of any kind except those, if any, reflected in such financial statements (or described elsewhere in the Prospectus) or which are not material to the Company and its subsidiaries, or Telluride and its subsidiaries, as the case may be, taken as a whole. Each of the Company and its subsidiaries, and each of Telluride and its subsidiaries, hold their respective leased properties that are material to the Company and its subsidiaries, or Telluride and its subsidiaries, respectively, taken as a whole under valid and binding leases.

          (n) None of the Company or its subsidiaries has taken, and none will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (o) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated or contemplated therein, there has not been (i) any material adverse change in the condition (financial or otherwise), earnings, affairs, or business of the Company or its subsidiaries, or of the earnings, affairs or business of Telluride or its subsidiaries, whether or not arising in the ordinary course of business, (ii) any material transaction entered into, or any material liability or obligation incurred, by the Company or its subsidiaries or by Telluride or its subsidiaries other than in the ordinary course of business, (iii) any change in the capital stock, or increase in the short-term debt or long-term debt of the Company or its subsidiaries or of Telluride or its subsidiaries, or
(iv) any dividend or distribution of any kind declared, paid or made by the Company or Telluride in respect of its capital stock.

          (p) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the 1933 Act which have not been described or filed as required. The contracts so described in the Prospectus are in full force and effect on the date hereof; and neither the Company nor any of the subsidiaries, nor to the knowledge of the Company, any other party, is in breach of or default under any of such contracts in any material respect.

          (q) The Company together with its subsidiaries, and Telluride together with its subsidiaries, own and possess sufficient right, title and interest in and to, or has duly licensed from third parties the right to use, all trademarks, trade names, copyrights and other proprietary rights ("Trade Rights") material to the business of the Company and each of its subsidiaries, or Telluride and its subsidiaries, in each case taken as a whole. None of the Company or any of its subsidiaries or Telluride or any of its subsidiaries has received any written notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of, and none of the Company or any of its subsidiaries, or Telluride or any of its subsidiaries, has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a Material Adverse Effect.

          (r) All offers and sales of equity securities prior to the date hereof by the Company, or any of its subsidiaries, including securities issued or exchanged in connection with the acquisitions of Independent and Telluride, were at all relevant times either exempt from the registration requirements of the 1933 Act and the registration requirements of all applicable state securities or blue sky laws, or were duly registered in accordance with the provisions thereof.

          (s) Each of the Company and its subsidiaries, and each of Telluride and its subsidiaries, has timely filed all necessary federal and state income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their properties or assets, or against Telluride or any of its subsidiaries or any of their properties or assets, that could reasonably be expected to have a Material Adverse Effect.

          (t) The Company has filed a registration statement pursuant to Section 12(g) of the Exchange Act to register its Common Stock thereunder, has filed an application to list the Shares for quotation on the Nasdaq National Market ("Nasdaq") and has received notification that the Shares have been authorized for quotation on Nasdaq, subject to notice of issuance or sale, as the case may be.

          (u) Neither the Company nor any of its subsidiaries (and neither Telluride nor any of its subsidiaries) is, and neither the Company nor any of its subsidiaries intends to conduct its business in a manner in which it would become, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (v) No labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of Telluride and its subsidiaries, is pending or, to the knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect. Each employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which the Company or any subsidiary acts as sponsor within the meaning of ERISA is and has been in all material respects operated and administered in accordance with the provisions of ERISA and applicable law. The present value of all benefits vested under each employee benefit plan which is subject to Title IV of ERISA did not exceed, as of the end of the most recent plan year, the value of the assets of the plan allocable to such vested or accrued benefits, and no such plan or any trust created thereunder has incurred any "accumulated funding deficiency" within the meaning of the Internal Revenue Code ("Code") since the effective date of ERISA. No employee benefit plan or any trust created thereunder or any trustee fiduciary or administrator thereof has engaged in a "prohibited transaction" within the meaning of the Code or ERISA or violated any of the fiduciary standards of ERISA, and there has been no "reportable event" within the meaning of

ERISA with respect to any such plan. Neither Telluride nor its subsidiary maintains an employee benefit plan within the meaning of ERISA.

          (w) Each of the Company and its subsidiaries, and, to the knowledge of the Company, each of Telluride and its subsidiaries, (A) makes and keeps books, records and accounts which, in reasonable detail and in all material respects, accurately and fairly reflect its transactions and dispositions of its assets and (B) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations, (2) transactions are recorded as necessary (i) to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied or any other criteria applicable to such statements and (ii) to maintain accountability for assets, (3) access to assets is permitted only in accordance with management's general or specific authorizations and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (x) Except as disclosed in the Prospectus, (A) none of the Company, Telluride or any of their respective subsidiaries is presently engaged in negotiations for the acquisition of all or a portion of the stock or other equity interest or all or a portion of the assets of any person (including without limitation any company, corporation, partnership, limited liability company, partnership, joint venture or sole proprietorship), and (B) has no agreements or understandings with respect to the acquisition of all or a portion of the stock or other equity interest or all or portion of the assets of any specific person.

          (y) Except as disclosed in the Prospectus, as of the date of the Prospectus and as of each Closing Date, (A) no extension of credit made by any Bank to an executive officer, director, or affiliate of the Company, Telluride or any of the Banks is (1) delinquent, past due, on non-accrual status or non-performing, (2) identified as a potential problem loan on any internal "watch list" or (3) constitutes a restructured loan; and (B) all extensions of credit to any director or executive officer or any member of their immediate family (1) were made in the ordinary course of business, (2) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (3) did not involve more than the normal risk of collectibility or present other unfavorable features.

          (z) That certain Merger Agreement and Plan of Reorganization dated April 16, 1998, as amended, between the Company and Telluride described in the Prospectus under the caption "Recent and Proposed Mergers" and the transactions contemplated thereby have been authorized by all necessary corporate action on the part of the Company, been executed and delivered by the Company and the other parties thereto and constitutes a valid and binding obligation of the Company (assuming the due authorization, execution and delivery thereof by the other parties thereto) enforceable against the Company in accordance with its terms, except insofar as (i) such agreement may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding thereafter may be brought.

          (aa) The Company intends to apply the net proceeds from the sale of the Shares for the purposes set forth in the Prospectus under the caption "Use of Proceeds."

     SECTION 3. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder severally represents and warrants to the Company and each Underwriter, that:

          (a) The Selling Shareholder has placed in custody under a Custody Agreement ("Custody Agreement") with Securities Transfer Corporation, as Custodian ("Custodian"), for delivery under this Agreement, certificates in negotiable form representing the Secondary Shares to be sold by the Selling Shareholder hereunder. The Selling Shareholder specifically agrees that the Secondary Shares represented by the certificates so held in custody for such Selling Shareholder are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholder for such custody are to that extent irrevocable and not subject to termination and that the obligations of the Selling Shareholder hereunder shall not be terminated by any act of the Selling Shareholder, by operation of law, or by the occurrence of any other event.

          (b) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement, and for the sale and delivery of the Secondary Shares to be sold by the Selling Shareholder hereunder, have been obtained; and the Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder.

          (c) This Agreement and the Custody Agreement have been duly authorized, executed and delivered by the Selling Shareholder and constitute valid and binding obligations of the Selling Shareholder enforceable against the Selling

Shareholder in accordance with their terms except insofar as (i) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding thereafter may be brought; and (ii) such enforcement may be subject to any limitations under applicable law which relate to the indemnification and contribution provisions of this Agreement.

          (d) The sale of the Secondary Shares to be sold by the Selling Shareholder hereunder and the compliance by the Selling Shareholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, partnership agreement, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound, or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of the provisions of partnership agreement of any Selling Shareholder that is a limited partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property of the Selling Shareholder.

          (e) The Selling Shareholder has, and immediately prior to each time of delivery (as set forth in Section 5 hereof) the Selling Shareholder will have, good and valid title to the Shares to be sold by the Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to each of the Underwriters.

          (f) The information pertaining to the Selling Shareholder under the caption "Principal and Selling Shareholders" in the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (g) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (h) The Selling Shareholder has not taken, nor will it take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate its sale or resale of the Shares.

          (i) The Selling Shareholder agrees to cooperate to the extent reasonably necessary to cause the Registration Statement and any post-effective amendment thereto to become effective at the earliest possible time. The Selling Shareholder agrees to do or perform all things reasonably required to be done or performed by the Selling Shareholder prior to the First Closing Date to satisfy all conditions precedent to the delivery of and the payment for the Secondary Shares being sold by the Selling Shareholder pursuant to this Agreement.

     SECTION 4. Representation and Warranty of the Representatives. The Representatives represent and warrant to the Company and the Selling Shareholders that the information set forth with respect to the Shares (a) on the cover page of the Prospectus with respect to price, underwriting discount and terms of the offering and (b) under "Underwriting" in the Prospectus constitutes the only information furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and such information is correct in all material respects.

     SECTION 5. Purchase, Sale and Delivery of Shares. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, severally and not jointly, and the each Selling Shareholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, the Firm Shares. The purchase price per share to be paid by each Underwriter to the Company and the Selling Shareholders shall be the price per share set forth in the Pricing Agreement.

     Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of A. G. Edwards & Sons, Inc., One Boston Place, Boston, Massachusetts 02108 (or such other place as may be agreed upon by the Company and the Representatives) at such time and date, not later than the third full business day following the first date that any of the Common Shares are released by you for sale to the public, as you shall designate by at least 48 hours prior notice to the

Company (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third full business day following the first date that any of the Common Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

     Delivery of certificates for the Firm Shares shall be made by or on behalf of the Company and each Selling Shareholder to you, against payment by you of the purchase price therefor by federal funds wire transfer payable in same day funds to the order of the Company and each Selling Shareholder. The certificates for the Firm Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in New York, New York, as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

     (b) In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an aggregate of 240,000 Additional Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any over allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once), in whole or in part, within 30 days after the date of the final Prospectus upon written notice by you to the Company setting forth the aggregate number of Additional Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than ten full business days after delivery of such notice of exercise. Certificates for the Additional Shares will be made available at the Company's expense for checking and packaging at 9:00 A.M., local time, on the first full business day preceding the Second Closing Date at a location in New York, New York as may be designated by you. The manner of payment for and delivery of the Additional Shares shall be the same as for the Firm Shares as specified in Section 5(a).

     (c) If the Company has elected not to rely upon Rule 430A, the initial public offering price of the Shares and the purchase price per share to be paid by the Underwriters for the Shares shall have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

     (d) If the Company has elected to rely upon Rule 430A, the purchase price per share to be paid by the Underwriters for the Shares shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between the Representatives and the Company. The initial public offering price per share of the Shares shall be a fixed price to be determined by agreement between the Representatives and the Company. The initial public offering price per share and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by the parties thereto by the close of business on the second business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company, the Selling Shareholders and the Representatives.

     SECTION 6. Covenants of the Company. The Company covenants and agrees with each Underwriter that:

          (a) The Company will use its best efforts to cause the Registration Statement to become effective. The Company will advise you promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement (and make every reasonable effort to obtain the withdrawal of such order as early as possible) or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information, and will not file any amendment or supplement to the Registration Statement, to any preliminary prospectus or to the Prospectus of which you have not been furnished with a copy prior to such filing or to which you reasonably object.

          (b) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by each Underwriter in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and, if required pursuant to Rule 424(b), file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

          (c) Neither the Company nor any of its subsidiaries will, prior to the earlier of the Second Closing Date or termination or expiration of the related option, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

          (d) The Company will not declare or pay any dividend or make any other distribution upon the Common Stock payable to shareholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the related option, except as contemplated by the Prospectus.

          (e) Not later than 90 days after the close of the period covered thereby, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act and Rule 158 thereunder.

          (f) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an underwriter or dealer, the Company will furnish to you at its expense (and consents to the use thereof), subject to the provisions of subsection (b) hereof, copies of the Registration Statement, the Prospectus, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

          (g) The Company will cooperate with the Representatives in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

          (h) During the period of two years after the date of the Pricing Agreement, the Company will furnish to each Underwriter a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with any securities exchange or the NASD other than a report filed with the Commission and (ii) as soon as available, of each report of the Company mailed to any class of its securityholders; and the Company will notify promptly each Underwriter of the filing of a report with the Commission so that each Underwriter can obtain it from the Internet.

          (i) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds."

          (j) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A, then immediately following the execution and delivery of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b), copies of an amended prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended prospectus), containing all information so omitted.

          (k) The Company will comply with all of the provisions of each undertaking contained in the Registration Statement.

          (l) The Company will not, without the prior written consent of the Representatives, sell, contract to sell or otherwise dispose of any equity security of the Company (including shares of Common Stock) for a period of 120 days after the effective date of the Registration Statement, other than (i) Common Stock issued and sold to the Underwriters pursuant to this Agreement, and
(ii) Common Stock issued upon exercises of outstanding stock options granted under the Company's 1998 Stock Incentive Plan (as such terms are defined in the Prospectus) in the aggregate not to exceed 15% of the issued and outstanding shares of Common Stock as of the date an option is granted. The Company will cause each of its executive officers and directors to deliver to the Representatives on or before the date of this Agreement an agreement satisfactory in form and substance to the Representatives and their counsel, whereby each agrees, for a period of 120 days after the effective date of the Registration Statement, not to offer, sell or otherwise dispose of any shares of Common Stock without the prior written consent of the Representatives ("Lock-Up Letter").

     SECTION 7. Payment of Expenses. (a) The Company will pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance by the Company of its obligations under this Agreement and the Pricing Agreement, including, without limiting the generality of the foregoing, (i) preparation, printing, filing and distribution (including postage, air freight charges and charges for counting and packaging) of the Registration Statement, each preliminary prospectus, the Prospectus, each amendment and/or supplement to any of the foregoing, and this Agreement, any Agreement among Underwriters and the Selected Dealers Agreement; (ii) the furnishing to the Underwriters and dealers of copies of the foregoing materials (provided, however, that any such copies furnished by the Company more than nine months after the first date upon which the Shares are offered to the public shall be at the expense of the Underwriter or dealer so requesting as provided in paragraphs 6(b) above); (iii) the registrations or qualifications referred to in paragraph 6(g) above (including reasonable fees and disbursements of counsel in connection therewith) and expenses of printing and delivering to the Underwriters copies of the preliminary and final Blue Sky memoranda; (iv) the review of the terms of the public offering of the Shares by the NASD (including the filing fees paid to the NASD in connection therewith, which shall not exceed $10,000); (v) the performance by the Company of its other obligations under this Agreement, including the fees of the Company's counsel and accountants; (vi) the issuance of the Shares and the preparation and printing of the stock certificates representing the Shares including any stamp taxes payable in connection with the original issuance of the Shares; and (vii) the furnishing to the Underwriters of copies of all reports and information required by Section 6(h) above, including costs of shipping and mailing.

          (b) If the sale to the Underwriters of the Firm Shares on the First Closing Date is not consummated because (i) this Agreement is terminated by the Representatives in accordance with the provisions of Section 11(i) hereof, (ii) any condition of the Underwriters' obligations hereunder is not satisfied, or
(iii) of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof (unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of the Underwriters), the Company agrees to reimburse you upon demand for all accountable and reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares.

          (c) The provisions of this Section 7 shall not affect any agreement between the Company and the Selling Shareholders regarding the allocation or sharing of the expenses and costs of the public offering and sale of the Shares.

     SECTION 8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Additional Shares on the Second Closing Date shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company and the Selling Shareholders herein set forth as of the date hereof and as of the First Closing Date and the Second Closing Date, as the case may be, to the accuracy of the statements of the Company and the Selling Shareholders made pursuant to the provisions hereof, to the performance in all material respects by the Company and the Selling Shareholders of their respective obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 5:00 P.M., Eastern Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 5:00 P.M., Eastern Time, on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430A, the information concerning the initial public offering price of the Securities and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Underwriter of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)).

          (b) The Shares shall have been qualified for sale under the blue sky laws of such states as shall have been specified by you.

          (c) The legality and sufficiency of the authorization, issuance and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement, the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration

Statement and the Prospectus (except financial statements) shall have been approved by your counsel.

          (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the business or properties of the Company and its subsidiaries, or Telluride and its subsidiaries, in each case taken as a whole, whether or not arising in the ordinary course of business, which, in your reasonable judgment, makes it impractical to proceed with the public offering or delivery of the Shares as contemplated hereby or to attempt to enforce contracts for the purchase of the Shares.

          (e) There shall have been furnished to you on the First Closing Date or the Second Closing Date, as the case may be:

               (i) An opinion of Kilpatrick Stockton L.L.P., Atlanta, Georgia, counsel for the Company, addressed to you and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) Each of the Company and Telluride is validly existing as a corporation in good standing under the laws of the State of Colorado, as the case may be, with the corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus; each of the Company and Telluride is a bank holding company duly registered with the Federal Reserve Board; and each of the Company and Telluride has been duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, every jurisdiction where the ownership or leasing of property, or the conduct of its business, requires such qualification except where the failure so to qualify would not have a Material Adverse Effect.

                    (2) Each Bank is a state bank duly chartered and organized by authority of the CDB, validly existing and in good standing under the laws of Colorado. Each subsidiary of the Company or Telluride is validly existing as a corporation in good standing under the laws of its state of incorporation with the corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company or Telluride has been duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, every jurisdiction where the ownership or leasing of property, or the conduct of its business, requires such qualification except where the failure so to qualify would not have a Material Adverse Effect.

                    (3) The Company has an authorized capitalization as set forth in the Prospectus and the Shares conform, in all material respects, to the description thereof contained in the Prospectus.

                    (4) No consent, approval, authorization or other order of or filing with, any court, regulatory body, administrative agency or other governmental body is legally required for the execution, delivery and performance of this Agreement by the Company, except as may be required under or by the 1933 Act, the NASDAQ National Market or the blue sky laws of the various jurisdictions.

                    (5) Each of this Agreement and the Pricing Agreement has been duly and validly authorized and executed by the Company and constitutes a valid and binding obligation of the Company except only insofar as (i) such agreement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to creditors' rights generally, (ii) the remedy of specific performance and injunctive and other equitable relief may be subject to equitable defenses, and (iii) such enforcement may be subject to any limitations under applicable federal securities laws relating to indemnification and contribution.

                    (6) The Registration Statement has become effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission under the 1933 Act, and the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable), the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act; and the Firm Shares to be issued to the Underwriters have been approved for quotation on The Nasdaq National Market upon official notice of issuance.

                    (7) There are no contracts or documents required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required, and such contracts and documents as are summarized in the Registration Statement or Prospectus are fairly summarized in all material respects; and there are no statutes or regulations or any legal or governmental proceedings pending or, to the knowledge of such counsel, threatened, required to be described in the Prospectus which are not described as required.

                    (8) All of the issued and outstanding shares of the Company's capital stock have been duly authorized, validly issued and are fully paid and non-assessable and free of preemptive or other similar rights under the Corporation Law of the State of Colorado, and to such counsel's knowledge, there are no options, agreements, contracts or other rights in existence to acquire from the Company any shares of Common Stock, except as set forth in the Prospectus. Except as set forth in the Prospectus, to such counsel's knowledge, there are no holders of the securities of the Company having rights to the registration thereof. The Company has no subsidiary which conducts business as a bank under the laws of the State of Colorado or Federal law, other than WestStar Bank. All of the capital stock of each subsidiary of the Company, other than WestStar Bank, has been duly authorized, validly issued and is fully paid and non-assessable. All of the outstanding capital stock of each of the Banks has been duly authorized and validly issued and is fully paid and nonassessable.
          The Company, directly or indirectly, owns of record, free and clear of any liens, claims, encumbrances or rights of others, all of the issued and outstanding shares of each of its subsidiaries, except as described in the Prospectus. To such counsel's knowledge, there are no options, agreements, contracts or other rights in existence to purchase or acquire from the Company or its subsidiaries any issued and outstanding shares of such subsidiaries.

                    (9) The Primary Shares to be sold by the Company pursuant to this Agreement and the Pricing Agreement have been duly authorized and, when issued and paid for in accordance with this

          Agreement and the Pricing Agreement, will be validly issued, fully paid and non-assessable; the holders of the Shares will not be subject to personal liability under the Corporation Law of the State of Colorado by reason of being such holders; the Shares are not subject under the Corporation Law of the State of Colorado to the preemptive rights of any shareholder of the Company.

                    (10) This Agreement and the Pricing Agreement have been duly and validly authorized, executed and delivered by the Company.

                    (11) The statements in the Prospectus under the captions "Supervision and Regulation" and "Description of Securities," insofar as they constitute conclusions of law, are correct in all material respects.

                    (12) The execution, delivery and performance by the Company of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and do not and will not violate any provision of the Company's articles of incorporation (as amended) or bylaws (as amended) and do not and will not result in the breach of, or violate, any of the terms or provisions of or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries under any material agreement, franchise, license, indenture, lease, mortgage, deed of trust, or other instrument known to such counsel to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or, to such counsel's knowledge, any law, order, judgment, decree, rule or regulation applicable to the Company or any subsidiary of any government, governmental instrumentality, court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties, or any order of any court or governmental agency or other regulatory authority entered in any proceeding to which the Company or any subsidiary was or is now a party or by which it is bound.

                    (13) There is no material legal proceeding pending or, to such counsel's knowledge, threatened against the Company except as disclosed in the Prospectus.

                    (14) Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                    (15) That certain Merger Agreement and Plan of Reorganization Agreement dated April 16, 1998, as amended, between the Company and Telluride and the transactions contemplated thereby has been authorized by all necessary corporate action on the part of the Company, has been executed and delivered by the Company and the other parties thereto and constitutes a valid and binding obligation of the Company (assuming the due authorization, execution and delivery thereof by the other parties thereto) enforceable against the Company in accordance with its terms, except insofar as (i) such agreement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding thereafter may be brought.

                    (16) All offers and sales of equity securities prior to the date hereof by the Company or any of its subsidiaries, including securities issued or exchanged in connection with the acquisitions of Independent and Telluride, were at all relevant times either exempt from the registration requirements of the 1933 Act and the registration requirements of all applicable state securities or blue sky laws, or were duly registered in accordance with the provisions thereof.

                    In rendering such opinion, such counsel may rely, provided that the opinion shall state that you and they are entitled to so rely, as to factual matters on certificates of the officers and employees of, and accountants for, the Company. In addition, with respect to matters related to Independent and Telluride and their Subsidiaries, such counsel may rely on an opinion of counsel to Independent and Telluride and their subsidiaries. Such opinion may contain such other qualifications and assumptions as are reasonably acceptable to counsel for the Underwriters, including that the opinion shall be subject to the provisions of the ABA Accord.

                    In addition, counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of the Underwriters and their counsel, at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to factual matters upon the statements of officers and other representatives of the Company), no facts have come to such counsel's attention that have led them to believe that the Registration Statement (other than financial statements, the notes thereto and related schedules and other financial, statistical and accounting data included therein or omitted therefrom, as to which such counsel need express no belief), as amended or supplemented, if applicable, at the time such Registration Statement or any post-effective amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than information omitted therefrom in reliance on Rule 430A under the 1933
          Act), or that the Prospectus (other than financial statements, the notes thereto and related schedules and other financial, statistical and accounting data included therein or omitted therefrom, as to which such counsel need express no view) as amended or supplemented, if applicable, as of its date and the First Closing Date or the Second Closing Date, as applicable, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

               (ii) Kilpatrick & Stockton, L.L.P., counsel to VBI Employee Limited Partnership ("VBI"), shall have furnished to you their written opinion, dated the First Closing Date, to the effect that:

                    (1) Immediately prior to the date of the Purchase Agreement, VBI was the sole registered owner of the Secondary Shares. Upon delivery of such Shares and payment therefor and the release by E. B. Chester of his proxy with respect to the Secondary Shares, assuming the Underwriter is a "bona fide purchaser" within the meaning of the Uniform Commercial Code, the Underwriters will acquire all rights of VBI in the Secondary Shares, free of any adverse claim, any lien involving the Company and any restriction on transfer imposed by the Company.

                    (2) No consent, approval, authorization, order or other action by, or filing with, any court or other governmental authority of the United States or any state therein is required of VBI for the execution and delivery of and performance by VBI of its obligations under this Agreement except for filings made and approvals required pursuant to the Securities Act of 1933, as amended and such filings and approvals as may be required under state securities laws.

                    (3) The execution, delivery and performance of the Agreement, and the consummation of the transactions therein contemplated, will not result in a breach or violation of any (i) statute, rule, regulation, or order of any court or other governmental authority of the United States or Colorado known to us to be applicable to VBI, or (ii) to our knowledge after due inquiry, any material written agreement or instrument to which VBI is a party or by which VBI is bound or to which the Shares are subject, which breach, violation or default would encumber the Shares or render the transaction contemplated by this Agreement void.

                    (4) The Agreement has been duly authorized, executed and delivered by VBI and constitutes a legal, valid and binding obligation of VBI enforceable against VBI in accordance with its terms, except insofar as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law now or hereafter in effect relating to creditor's rights or debtor's obligations generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses, whether enforcement is sought at law or in equity, and the discretion of the court before which any proceeding thereafter may be brought and (iii) such enforcement may be subject to any limitations under applicable state or federal securities laws relating to indemnification and contribution.

                    (5) The Custody Agreement has been duly executed and delivered by VBI and constitutes a legal, valid and binding obligation of VBI enforceable against VBI in accordance with its terms except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to creditor's rights or debtor's obligations generally, the remedy of specific performance and injunctive and other forms of equitable relief which may be subject to equitable defenses and to the discretion of the court before which any proceedings thereafter may be brought.

                    (6) In our capacity as counsel to VBI, we have reviewed the registration statement on Form S-B2 (Registration No. __________) filed by the Company with the Securities and Exchange Commission ("Registration Statement"). Although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, except as otherwise indicated herein, we advise you that no facts have come to our attention which lead us to believe that the information included under the caption "Principal and Selling Shareholders" with respect only to information concerning VBI in the Registration Statement and the prospectus contained therein, as of the date the Registration Statement was declared effective, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the information included under the caption "Principal and Selling Shareholders" with respect only to information concerning VBI in the prospectus as of the date hereof contains an untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    In rendering such opinion, such counsel may rely, provided that the opinion shall state that they are entitled to so rely, as to factual matters on certificates of the officers and employees of VBI. Such opinion may contain such other qualifications and assumptions as are reasonably acceptable to counsel for the Underwriters.

               (iii) Mr. Griffin shall have furnished to you his sworn affidavit which substantially attests to the items contained in Section 8(e)(ii)(1) through (5).

               (iv) Such opinion or opinions of Bracewell & Patterson, L.L.P., counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, to such matters as you may reasonably require.

               (v) A certificate of the Company executed by the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct, in all material respects, as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied, in all material respects, with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

                    (2) the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

                    The delivery of the certificate provided for in this subsection shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing paragraphs (1) and (2) of this subsection to be set forth in said certificate.

               (vi) A certificate of each Selling Shareholder executed by the Selling Shareholder, dated the First Closing Date, to the effect that the representations and warranties of the Selling Shareholder set forth in
     Section 3 of this Agreement are true and correct, in all material respects, as of the date of this Agreement and as of the First Closing Date, and the Selling Shareholder has complied, in all material respects, with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the First Closing Date. The delivery of the certificate provided for in this subsection shall be and constitute a representation and warranty of the Selling Shareholder as to the facts required in this subsection to be set forth in said certificate.

               (vii) At the time the Pricing Agreement is executed and also on the First Closing Date and the Second Closing Date, as the case may be, there shall be delivered to you letters addressed to you and the Board of Directors of the Company from Fortner, Bayens, Levkulich & Co., PC; Dalby, Wendland & Co. PC; and GRA Thompson, White & Co., P.C., independent accountants, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, to the effect set forth in Exhibit B.

               (viii) All conditions to the consummation of the transactions among the Company and Telluride described in the Prospectus under the caption "Recent and Proposed Mergers" shall have been satisfied in a manner satisfactory to the Representatives in their reasonable discretion.

               (ix) The Representatives shall have received a Lock-Up Letter from each executive officer and director of the Company and each shareholder of the Company who own 2% of the issued and outstanding shares of Common Stock of the Company.

               (x) Such further certificates and documents as you may reasonably request.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Bracewell & Patterson, L.L.P., counsel for the Underwriters. The Company and each Selling Shareholder shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you reasonably request.

     If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company and each Selling Shareholder without liability on the part of the several Underwriters or each Selling Shareholder, the Company or any Selling Shareholder, except for the expenses to be paid or reimbursed by the Company and the Selling Shareholders pursuant to Sections 7 hereof and except to the extent provided in Section 8 hereof.

     SECTION 9. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement of a material fact contained in any preliminary prospectus or the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its respective obligations hereunder or under law, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof which has been made therein or omitted therefrom in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Representatives expressly for use therein; provided, however, that the indemnification contained in this paragraph with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) with respect to any action or claim arising from the sale of the Shares by the Underwriter brought by any person who purchased Shares from the Underwriter to the extent it is determined by a court of competent jurisdiction in a final non-appealable decision that (i) a copy of the Prospectus (as amended or supplemented if any amendment or supplements thereto shall have been furnished to the Underwriter prior to the written confirmation of the sale involved) shall not have been given or sent to such person by or on behalf of the Underwriter with or prior to the written confirmation of the sale involved and (ii) the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (as amended or supplemented if amended or supplemented as aforesaid). In addition to its other obligations under this Section 9(a), the Company agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this
Section 9(a), it will promptly reimburse each Underwriter and the Selling Shareholder for all reasonable legal expenses as they are incurred in connection with investigating or defending such claim, action, investigation, inquiry or other proceeding. To the extent that any such interim reimbursement payment is held by a court of competent jurisdiction to have been improper, each recipient thereof will promptly return it to the Company.

          (b) The Company agrees to indemnify and hold harmless each Selling Shareholder and each person, if any, who controls the Selling Shareholder within
the meaning of the 1933 Act or the Exchange Act,   from and against any and all
losses,
claims, damages, liabilities and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement of a material fact contained in any preliminary prospectus or the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based in whole or in part on any failure of the Company to perform its respective obligations hereunder or under the 1933 Act or the Exchange Act, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof which has been made therein or omitted therefrom in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Selling Shareholder expressly for use therein.

          (c) Each Selling Shareholder agrees, severally, to indemnify and hold harmless the Company, each of its officers and directors who sign the Registration Statement and each person, if any, controlling the Company within the meaning of the 1933 Act or the Exchange Act, and to indemnify and hold harmless each Underwriter and each person, if any, controlling any Underwriter within the meaning of the 1933 Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters and the Selling Shareholders, but only with respect to information relating to the Selling Shareholder furnished in writing to the Company or the Representatives by or on behalf of the Selling Shareholder expressly for use in the Registration Statement, the Prospectus, any preliminary prospectus, or any amendment thereof or supplement thereto.

          (d) Each Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of the 1933 Act and the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to the Underwriter furnished in writing to the Company by or on behalf of the Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus, or any amendment thereof or supplement thereto.

          (e) If any action or claim shall be brought against any indemnified party under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, promptly notify the indemnifying party in writing of the commencement thereof. No indemnification shall be available to any party who shall fail to give notice as provided in this Section 9(e) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but otherwise the omission so to notify the indemnifying party will not relieve it from any liability that it may have to an indemnified party under this Section 9. In case any such action is brought against an indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnifying party has agreed in writing to pay such fees and expenses, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the named parties to any such action (including any impleaded party) include such indemnified party and the indemnifying party and such indemnified party shall have been advised in writing by counsel having experience in securities litigation that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case if such indemnified party notifies the indemnifying party, the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of not more than one separate firm of attorneys for all such indemnified parties) and which, in the opinion of such counsel, would make it impractical to have common representation. The indemnifying party shall not be liable for any settlement of any such action effected without its written consent, but if settled with its written consent, or if there shall be a final judgment for the plaintiff in any such action and the time for filing all appeals has expired, the indemnifying party agrees to indemnify and hold harmless any indemnified party and any such controlling person from and against any loss or liability by reason of such settlement or judgment.

          (f) (i) If the indemnification provided for in this Section 9 is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (A) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholder and the Underwriter from the offering of the Shares or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company, the Selling Shareholder and of the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Shareholder and the Underwriter shall be deemed to be in the same proportion, in the case of the Company, the Selling Shareholder, as the total price paid to the Company or the Selling Shareholder, for the Shares by the Underwriter (net of underwriting discounts and commissions but before deducting expenses), and, in the case of the Underwriter, as the underwriting commissions received by it, bears to the total of such amounts paid to the Company and received by the Underwriter as underwriting commissions in each case as contemplated by the Prospectus. The relative fault of the Company, the Selling Shareholder and of the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omissions.

          (ii) The Company, each Selling Shareholder and each Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (f)(i). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in subsection (f)(i) shall be deemed to include, subject to the limitations set forth in this Section 9(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(f), the Underwriter shall not be required to contribute any amount in excess of the amount of the total underwriting commissions received by the Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11
(f) of the 1933 Act) shall
be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (g) The indemnity and contribution agreements contained in this
Section 9 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling the Underwriter, the Selling Shareholder, the Company or its directors or officers (or any person controlling any such person), (ii) acceptance of any Shares and payment therefor or hereunder and (iii) any termination of this Agreement. A successor or assign of the Underwriter, the Company or its directors or officers and their legal and personal representatives (or of any person controlling an Underwriter, the Selling Shareholder or the Company) shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

     SECTION 10. Effective Date. This Agreement shall become effective immediately as to Sections 7, 9 and 11 and as to all other provisions upon execution and delivery of the Pricing Agreement.

     SECTION 11. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may also be terminated by you in your absolute discretion, without liability on your part to the Company or to any Selling Shareholder, by notice given to the Company, if prior to the First Closing Date or, with respect to the Additional Shares, on or prior to any later date on which the Additional Shares are to be purchased, as the case may be, (i) there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, or Telluride and its subsidiaries, considered as a whole, whether or not arising in the ordinary course of business; or (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System shall have been suspended, or if there is a significant decline in the value of securities generally on such exchanges or such market, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities generally shall have been required on either of such exchanges or on such market, by the exchanges, market or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a general moratorium on savings bank, savings and loan association or commercial banking activities in the United States or in New York or Colorado shall have been declared by either Federal or state authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the purchase of Shares. Notice of such cancellation shall be given to the Company and the Selling Shareholder by telegraph, telephone or facsimile but shall be subsequently confirmed by letter.

     SECTION 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement or investigation made by or on behalf of the Underwriters, the Selling Shareholders or the Company or any of its or their partners, officers or directors or any controlling person, and will survive delivery of and payment for the Shares sold hereunder.

     SECTION 13. Notices. All communications hereunder will be in writing and, if sent to the Underwriter will be mailed, delivered or telegraphed and confirmed to A. G. Edwards & Sons, Inc., One Boston Place, Boston, Massachusetts 02108, with a copy to Bracewell & Patterson, L.L.P., 711 Louisiana St., Suite 2900, Houston, Texas 77002, Attention: William T. Luedke IV; if sent to the Company or VBI will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with a copy to Kilpatrick Stockton L.L.P., Suite 2800, 1100 Peachtree Street, Atlanta, Georgia 30309, Attention:
Jan M. Davidson; if sent to the James M. Griffin will be made, delivered or telegraphed and confirmed to Mr. Griffin, 108 S. Frontage Road West, Suite 101, Vail, Colorado 81657.

     SECTION 14. Successors. This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representative and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from the Underwriter merely by reason of such purchase.

     SECTION 15. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

     SECTION 16. Applicable Law. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of California.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the Underwriters, all in accordance with its terms.


                              Very truly yours,

                              VAIL BANKS, INC.

                              By:
                                 ------------------------------
                                    E. B. Chester, Jr.


                              VBI EMPLOYEE LIMITED PARTNERSHIP

                              By:
                                 ------------------------------

                                 ------------------------------

                                   James M. Griffin


The foregoing Agreement is hereby
confirmed and accepted as of
the date first above written.

A.  G.  EDWARDS & SONS, INC.
HOEFER & ARNETT INCORPORATED

BY:  A.  G.  EDWARDS & SONS, INC.


By:
    -------------------------
     Authorized Signatory

For themselves and as Representatives of the other Underwriters

                                   EXHIBIT A

                               VAIL BANKS, INC.


                        1,600,000 Shares Common Stock*

                               PRICING AGREEMENT


                                                            __________, 1998

A.  G.  Edwards & Sons, Inc.
One Boston Place
Boston, Massachusetts 02108

Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement dated ____________, 1998 (the "Underwriting Agreement") relating to the sale by the Company and the Selling Shareholders and the purchase by the several Underwriters for whom A. G. Edwards & Sons, Inc. and Hoefer & Arnett Incorporated are acting as Representatives (the "Representatives"), of the above Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

     Pursuant to Section 4 of the Underwriting Agreement, the Company agrees with the Representatives as follows:

     1. The initial public offering price per share for the Shares shall be $___.

     2. The purchase price per share for the Shares to be paid by each Underwriter shall be $___ being an amount equal to the initial public offering price set forth above less $___ per share.

----------------------
* Plus an option to acquire up to 240,000 additional shares to cover over allotments.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholder and the Underwriters, all in accordance with its terms.


                              Very truly yours,

                              VAIL BANKS, INC.


                              By:
                                  E. B. Chester, Jr.


                              VBI EMPLOYEE LIMITED PARTNERSHIP


                              By:


                              JAMES M. GRIFFIN

                              --------------------------------


The foregoing Agreement is hereby
confirmed and accepted as of
the date first above written.

A.  G.  EDWARDS & SONS, INC.
HOEFER & ARNETT INCORPORATED

By:  A.  G.  EDWARDS & SONS, INC.

By:
   --------------------------------
    Authorized Representative

For themselves and as Representatives of the other Underwriters

                                 EXHIBIT B

            Comfort Letter of Fortner, Bayens, Levkulich & Co., PC

     (1) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act.

     (2) In their opinion the consolidated financial statements and any supplementary financial information and schedules (and all pro forma financial information) of the Company and its subsidiaries included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act.

     (3) On the basis of specified procedures (but not an examination in accordance with generally accepted auditing standards), including inquiries of certain officers of the Company and its subsidiaries responsible for financial and accounting matters as to transactions and events subsequent to December 31, 1996, a reading of minutes of meetings of the shareholders and directors of the Company and its subsidiaries since December 31, 1996, a reading of the latest available interim unaudited consolidated financial statements of the Company and its subsidiaries (with an indication of the date thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that (i) the unaudited consolidated financial statements of the Company and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or that such unaudited financial statements are not fairly presented in accordance with generally accepted accounting principles, and (ii) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there was any change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company and its subsidiaries on a consolidated basis or any decrease in consolidated shareholders' equity as compared with amounts shown on the latest unaudited balance sheet of the Company included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there were any decreases, as compared with the corresponding period of the prior year, in consolidated net interest income, consolidated noninterest income or in the total or per share amounts of net earnings, except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

     (4) They have carried out specified procedures, which have been agreed to by the Underwriters, with respect to certain information in the Prospectus specified by the Underwriters, and on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company and its subsidiaries.